UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   Janaury 26, 2011(January 21, 2011)

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, 15th FLOOR, SALT LAKE CITY, UTAH	84133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-844-7638

N/A
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 21, 2011, the Compensation Committee of the Board of Directors of Zions Bancorporation modified the compensation arrangements for its named executive officers.

In conformity with the Interim Final Rule of TARP Standards for Compensation and Corporate Governance, Zions plans to continue to compensate its named executive officers in 2011 through a combination of cash salary, restricted stock units (“RSUs”), commonly referred to in the context of the TARP Standards as “salary shares”, and restricted stock grants.  The value of restricted stock grants made to any NEO during 2011 may not exceed 50% of the combined amount paid to the NEO as cash salary and RSUs.  During 2010, the salary share component of our NEO’s compensation consisted of stock-settled RSUs.  In 2011, the salary share component will consist of cash-settled RSUs.

The Compensation Committee decided not to make material changes to the cash salaries of our NEOs in 2011.  With respect to the salary share component of our NEO’s compensation in 2011, however, the Compensation Committee determined that cash-settled RSUs will be awarded to our named executives commencing January 1, 2011 at the following annual rates: $600,000 for Harris H. Simmons, Chairman and Chief Executive Officer; $461,000 for Doyle L. Arnold, Vice Chairman and Chief Financial Officer; $326,000 for A. Scott Anderson, Executive Vice President and Chief Executive Officer of Zions First National Bank; $336,000 for David E. Blackford, Executive Vice President and Chief Executive Officer of California Bank & Trust; and $136,000 for George M. Feiger, Executive Vice President and Chief Executive Officer of Contango Capital Advisors, Inc.

The salary share component of compensation will be awarded concurrently with regular payments of cash salary.  At each salary payment date, the employee will be awarded RSUs with a value on the grant date, based on the market value of our common stock on that date, equal to the proportionate amount of the annual rate for the relevant pay period.  The RSUs will be settled in cash in two equal annual installments on January 15, 2012 and December 15, 2012, based on the market value of our common stock on the respective settlement dates.  The right to the cash payment on the settlement dates under the RSUs will be fully vested when awarded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION

Date: January 26, 2011	By:	/s/ Thomas E. Laursen
Name: Thomas E. Laursen
Title: Executive Vice President & General Counsel